EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                     Percentage of   State of Incorporation
   Parent                      Subsidiary              Ownership        or Organization
-----------------        -----------------------     -------------   ----------------------
Yonkers Financial        The Yonkers Savings and         100%              Federal
Corporation              Loan Association, FA

The Yonkers Savings and  Yonkers Financial Services      100%              New York
Loan Association, FA     Corporation